UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2007

MILLENNIUM CHEMICALS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-12091 (Commission File Number)	22-3436215 (I.R.S. Employer Identification No.)

Two Greenville Crossing, 4001 Kennett Pike, Suite 238 Greenville, Delaware (Address of principal executive offices)	19807 (Zip Code)

(713) 652-7200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously announced by Lyondell Chemical Company (“Lyondell”) shareholders of Lyondell have approved the Agreement and Plan of Merger, dated as of July 16, 2007, among Basell AF S.C.A., BIL Acquisition Holdings Limited and Lyondell, and the closing of the transaction is anticipated to occur on or about Dec. 20, 2007.  Pursuant to the transaction, Lyondell common stock will be converted into cash at $48 per share upon the closing.  In accordance with the indenture governing the 4% Convertible Senior Debentures (CUSIP No. 599903AB7) (the “Convertible Notes”) issued by Millennium Chemicals Inc., holders may surrender the Convertible Notes for conversion at any time up to and including the date 15 days after the actual closing date of the transaction.  Millennium Chemicals Inc. is a wholly owned subsidiary of Lyondell.

The press release regarding this matter is being filed with Lyondell’s Current Report on Form 8-K as Exhibit 99.1

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.
99.1	Press Release (filed as Exhibit 99.1 to Lyondell’s Current Report on Form 8-K dated as of December 3, 2007 and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM CHEMICALS INC.

By:          /s/ Kerry A. Galvin
Name:     Kerry A. Galvin
Title:       Senior Vice President and
General Counsel

Date:  December 3, 2007

INDEX TO EXHIBITS

Exhibit
Number                                Description

99.1	Press Release (filed as Exhibit 99.1 to Lyondell’s Current Report on Form 8-K dated as of December 3, 2007 and incorporated herein by reference)